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                                                                   EXHIBIT 3.A.1

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                        EPEM MARKETING SERVICES COMPANY

                                      INTO

                         TENNESSEE GAS PIPELINE COMPANY

       (Pursuant to Section 253 of the Delaware General Corporation Law.)


     Tennessee Gas Pipeline Company, a Delaware corporation (the "Company"), does hereby certify:

     FIRST: That the Company was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of EPEM Marketing Services Company, a Delaware corporation.

     THIRD: That the Company, by resolution duly adopted by its Board of Directors effective as of the 27th day of March 1998, determined to merge with and into itself EPEM Marketing Services Company, pursuant to Section 253 of the General Corporation Law of the State of Delaware, and that said resolutions on the conditions set forth in such resolutions:

          RESOLVED, that EPEM Marketing Services Company, a Delaware corporation, all of the outstanding shares of which are owned by this Company, be, and it hereby is, merged with and into this Company, pursuant to Section 253 of the General Corporation Law of the State of Delaware, and all liabilities and obligations of said subsidiaries be, and they hereby are, assumed by this Company;

          FURTHER RESOLVED, that the President, any Vice President and the Secretary or any Assistant Secretary of this Company be and they hereby are, jointly and severally, authorized and directed to make and execute a certificate of ownership and merger, setting forth a copy of the resolutions to merge EPEM Marketing Services Company into this Company and to assume said subsidiaries' liabilities and obligations and to file the same in the office of the Secretary of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, as may be necessary and proper to effect the merger.

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     IN WITNESS WHEREOF, said Tennessee Gas Pipeline Company has caused this certificate to be signed by H. Brent Austin, its Executive Vice President, and attested by Kelly J. Jameson, its Assistant Secretary, this 27th day of March 1998.

                              TENNESSEE GAS PIPELINE COMPANY



                              By:    /s/ H. Brent Austin
                                     -------------------------------------
                              Name:  H. Brent Austin
                              Title: Executive Vice President



Attest:


By: /s/ Kelly Jameson
   -------------------------------------
   Kelly J. Jameson, Assistant Secretary